Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--66 (California, Florida, New Jersey, New York and Pennsylvania Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-54041 of our opinion dated August 22, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 11, 2000